Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Registration Statement on Form N-1A.

Philadelphia, Pennsylvania

February 28, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 28, 2017, relating to the financial statements and financial highlights, which appears in ETFis Series Trust I’s Annual Report on Form N-CSR for the year ended October 31, 2017. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

Philadelphia, Pennsylvania

February 28, 2018